EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-38857, 333-92417, 333-137686, 333-212625, and 333-274342 on Form S-8 and Registration Statement No. 333-274341 on Form S-3 of our reports dated September 3, 2026, relating to the financial statements of Brady Corporation and the effectiveness of Brady Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 2026.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin, US
September 3, 2026